Exhibit 10.1

_____, 2021

Abri SPAC I, Inc.

9663 Santa Monica Blvd., No. 1091

Beverly Hills, CA 90210

(424) 732-1021

Chardan Capital Markets, LLC

17 State Street, 21st Floor

New York, NY 10004

Re: Initial Public Offering

Gentlemen:

This letter agreement (the “Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Abri SPAC I, Inc., a Delaware corporation (the “Company”) and Chardan Capital Markets, LLC,, as representative (the “Representative”) of the several underwriters (each an “Underwriter and collectively the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of up to 5,750,000 of the Company’s units (including up to750,000 units that may be purchased to cover the Underwriters’ option to purchase additional units, if any) (the “Units”), each comprised of one share of Common Stock of the Company, par value $0.0001 per share (the “Common Stock”), and one warrant, with each warrant being exercisable to purchase one share of Common Stock at a price of $11.50 per share (“Warrant”). Certain capitalized terms used herein are defined in paragraph 14 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Abri Ventures I, LLC, a Delaware limited liability company (the “Sponsor”) and each of the undersigned hereby agrees with the Company as follows:

1. The Sponsor and each of the undersigned agrees that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any shares of Common Stock owned by it, him or her in favor of any proposed Business Combination and (ii) not redeem any shares of Common Stock owned by it, him or her in connection with such stockholder approval. If the Company engages in a tender offer in connection with any proposed Business Combination, the Sponsor and each of the undersigned agrees that it, he or she will not seek to sell its, his or her shares of Common Stock to the Company in connection with such tender offer.

2. (a) [The Sponsor hereby agrees that in the event that the Company fails to consummate a Business Combination within 12 months, the time period by which the Company must consummate a Business Combination shall be extended by up to two times, each by an additional three months (or, if the Office of the Delaware Division of Corporations shall not be open for business (including filing of corporate documents) on such date the next date upon which the Office of the Delaware Division of Corporations shall be open). For each three month extension, the Sponsor will deposit into the Trust Fund $500,000, or up to $575,000 if the Underwriters’ over-allotment option is exercised in full ($0.10 per share in either case) on or prior to the date of the applicable deadline.]1

In the event that the Company fails to consummate a Business Combination within 12 months from the closing of the Company’s IPO (or upon extension, 15 or 18 months, as applicable), the undersigned shall take all reasonable steps to (i) cause the Company to cease all operations except for the purpose of winding up, (ii) cause the Company, as promptly as reasonably possible but not more than ten business days thereafter, to redeem 100% of the outstanding IPO Shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and board of directors, cause the Company to dissolve and liquidate, subject (in the case of (ii) and (iii) above) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

[1]	Only for Abri Ventures I, LLC

(b) The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to any Insider Shares or Private Units he, she or it owns (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever, other than, in each case, with respect to any IPO Shares, with respect to which the undersigned may receive distributions from the Trust Fund upon the Trust Fund being liquidated and distributed to the holders of IPO Shares in the circumstances described in Section 2(a) above. The undersigned acknowledges and agrees that there will be no distribution from the Trust Fund with respect to any Common Stock underlying the Private Units, all rights of which will terminate on the Company’s liquidation.

[(c) In the event of the liquidation of the Trust Fund, the undersigned agrees to, jointly and severally with the Insiders, indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Fund to below $10.00 per IPO Share; provided, that such indemnity shall not apply (i) if such vendor or other person has executed a valid and enforceable agreement waiving any claims against the Trust Fund and (ii) to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).]2

[(d) In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.]3

3. The undersigned will place into escrow all of his, her or its Insider Shares pursuant to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company. The Insider Shares will be placed into an escrow account maintained by the escrow agent. 50% percent of the Insider Shares will not be transferred, assigned, sold or released from escrow until the earlier of (i) 6 months after the date of the consummation of the Company’s initial Business Combination or (ii) the date on which the closing price of the shares of the Company’s Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the closing of the Company’s initial Business Combination and the remaining 50% of the Insider Shares will not be transferred, assigned, sold or released from escrow until 6 months after the date of the closing of the Company’s initial Business Combination, or earlier, in either case, if, subsequent to the Company’s initial Business Combination, the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property; provided that the foregoing restrictions shall not apply to transfers (i) amongst the Company’s pre-IPO stockholders (including, to the extent the Company’s pre-IPO stockholders are entities, to such entity’s members, partners, stockholders or other equity holders) or to the Company’s officers, directors and employees, (ii) if the undersigned (or Permitted Transferee (as defined below)) is an entity, as a distribution to its partners, stockholders, or members upon its liquidation, (iii) by bona fide gift to a member of the undersigned’s (or Permitted Transferee’s) immediate family or to a trust, the beneficiary of which is the undersigned (or Permitted Transferee) or a member of the undersigned’s (or Permitted Transferee’s) immediate family, for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) by private sales at prices no greater than the price at which the Insider Shares were originally purchased or (vii) to the Company for the cancellation of up to 187,500 Insider Shares subject to forfeiture to the extent that the Underwriters’ over-allotment option is not exercised in full or in part in connection with the consummation of a Business Combination, in each case (except for clause vii) where these permitted transferees (“Permitted Transferees”) agree in writing to the terms of the transfer restrictions.

[2]	Only for Abri Ventures I, LLC
[3]	Only for Abri Ventures I, LLC

[4. The undersigned agrees that until the Company consummates a Business Combination, the undersigned’s Private Units and the underlying securities will be subject to the transfer restrictions described in the Subscription Agreement relating to the undersigned’s Private Units and the underlying securities.]4

5. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

6. The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, including any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, an entity with which any Insider or their affiliates is affiliated, (i) such transaction must be approved by a majority of the Company’s disinterested and independent directors, (ii) the Company must obtain an opinion from an independent investment banking or accounting firm as to the fair market value of the target business and that such Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view and (iii) such transaction must be approved by the Company’s audit committee.

7. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

8. [The undersigned agrees to be the [·] of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information previously furnished to the Company and the Representative is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s biography and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act.]5

The undersigned’s FINRA Questionnaire and Director and Officer Questionnaire previously furnished to the Company and the Representative is true and accurate in all material respects. The undersigned represents and warrants that, except as disclosed in the undersigned’s Director and Officer Questionnaire:

(a)	he/she/it has never had a petition under the federal bankruptcy laws or any state insolvency law filed by or against (i) him/her/it or any partnership in which he/she/it was a general partner at or within two years before the time of filing; or (ii) any corporation or business association of which he/she/it was an executive officer at or within two years before the time of such filing;

(b)	he/she/it has never had a receiver, fiscal agent or similar officer been appointed by a court for his/her/its business or property, or any such partnership;

(c)	he/she/it has never been convicted of fraud in a civil or criminal proceeding;

(d)	he/she/it/ has never been convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and minor offenses);

[4]	Only for Abri Ventures I, LLC
[5]	Only for directors and officers

(e)	he/she/it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting him/her/it from (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity; or (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or federal commodities laws;

(f)	he/she/it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his/her/its right to engage in any activity described in 8(e)(i) above, or to be associated with persons engaged in any such activity;

(g)	he/she/it has never been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated;

(h)	he/she/it has never been found by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, where the judgment in such civil action or finding by the CFTC has not been subsequently reversed, suspended or vacated;

(i)	he/she/it has never been the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

(j)	he/she/it has never been the subject of, or party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member;

(k)	he/she/it has never been convicted of any felony or misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(l)	he/she/it was never subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct;

(m)	he/she/it has never been subject to any order, judgment or decree of any court of competent jurisdiction, that, at the time of such sale, restrained or enjoined him/her/it from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(n)	he/she/it has never been subject to any order of the SEC that orders him/her/it to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, and Section 206(1) of the Advisers Act or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act;

(o)	he/she/it has never been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, currently, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

(p)	he/she/it has never been subject to a United States Postal Service false representation order, or is currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;

(q)	he/she/it is not subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that bars the undersigned from: (i) association with an entity regulated by such commission, authority, agency or officer; (ii) engaging in the business of securities, insurance or banking; or (iii) engaging in savings association or credit union activities;

(r)	he/she/it is not subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (the “Exchange Act”) or section 203(e) or 203(f) of the Investment Advisers Act of 1940 (the “Advisers Act”) that: (i) suspends or revokes the undersigned’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or (iii) bars the undersigned from being associated with any entity or from participating in the offering of any penny stock; and

(s)	he/she/it has never been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

10. The undersigned has full right and power, without violating any agreement by which he, she or it is bound, to enter into this Agreement [and to serve as an officer and/or director of the Company, as applicable, and consents to being named in the registration statement on Form S-1 and prospectus filed by the Company with the U.S. Securities and Exchange Commission, road show and any other materials as an officer and/or director of the Company, as applicable]6.

11. The undersigned hereby waives his, her or its right to exercise conversion rights with respect to any shares of Common Stock owned or to be owned by the undersigned, directly or indirectly, whether purchased by the undersigned prior to the IPO, in the IPO or in the aftermarket, and agrees that he, she or it will not seek conversion with respect to or otherwise sell, such shares, in each case, in connection with any vote to approve a Business Combination with respect thereto, a vote to amend the provisions of the Company’s Amended and Restated Certificate of Incorporation, or a tender offer by the Company prior to a Business Combination.

[6]	Only for directors and officers

12. The undersigned hereby agrees to (i) not propose, or vote in favor of, prior to and unrelated to an initial Business Combination, an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s redemption obligation to redeem all IPO Shares if the Company cannot complete an initial Business Combination within 12 months of the closing of the IPO (or upon extension, 15 or 18 months, as applicable), unless the Company provides holders of IPO Shares an opportunity to redeem their IPO Shares in conjunction with any such amendment, and (ii) not redeem any shares, including Insider Shares, into the right to receive cash from the Trust Fund in connection with a stockholder vote to approve the Company’s proposed initial Business Combination or sell any shares to the Company in any tender offer in connection with the Company’s proposed initial Business Combination.

13. In connection with Section 5-1401 of the General Obligations Law of the State of New York, Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction. The parties hereto agree that any action, proceeding or claim arising out of or relating in any way to this Agreement shall be resolved through final and binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration shall be brought before the AAA International Center for Dispute Resolution’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three arbitrators selected from the AAA Commercial Disputes Panel and that the arbitrator panel’s decision shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought. The cost of such arbitrators and arbitration services, together with the prevailing party’s legal fees and expenses, shall be borne by the non-prevailing party or as otherwise directed by the arbitrators.

14. As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (v) “Private Units” shall mean the Units purchased in the private placement taking place simultaneously with the consummation of the Company’s IPO, each comprised of one share of Common Stock and one Warrant to purchase one share of Common Stock at a price of $11.50 per share; (vi) “Registration Statement” means the registration statement on Form S-1 filed by the Company with respect to the IPO; and (vii) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO will be deposited.

15. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by e-mail transmission. The parties hereto consent to the delivery of notices or other communications by electronic transmission at the e-mail address set forth below the respective party’s name in this Section 15. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party agrees to promptly notify the other parties of any change in its e-mail address, and that failure to do so shall not affect the foregoing. The parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

If to the Representative:

Chardan Capital Markets, LLC

17 State Street, 21st Floor

New York, NY 10004

Attn: George Kaufman

Email: gkaufman@chardancm.com

Copy (which copy shall not constitute notice) to:

White and Williams LLP

7 Times Square, Suite 2900

New York, NY 10036 Attn: Alexandria Kane, Esq.

Email: Kanea@whiteandwilliams.com

If to the Company:

Abri SPAC I, Inc.

9663 Santa Monica Blvd., No. 1091

Beverly Hills, CA 90210 Attn: Jeffrey Tirman

Email: jtirman@abriadv.com

Copy (which copy shall not constitute notice) to:

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

Attn: Mitchell S. Nussbaum, Esq. and Alex Weniger-Araujo, Esq.

Email: aweniger@loeb.com

16. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the parties hereto and any successors and assigns thereof.

17. The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the company with respect to the subject matter hereof.

[Signature page to follow]

Print Name of Insider

Signature

ABRI SPAC I, INC.

Chief Executive Officer

[Signature page to Insider Letter]